Exhibit 35.2

SERVICER COMPLIANCE STATEMENT

Discover Products Inc.

Discover Card Master Trust I

The undersigned, a duly authorized representative of Discover Products Inc. (“DPI”), hereby certifies that:

(a)	A review of the activities of DPI during the year ended December 31, 2014 and of its performance under the Master Services Agreement, between Discover Financial Services, Discover Bank, DB Servicing Corporation, DPI and other affiliated entities thereto, dated as of January 1, 2013, as amended and restated by the Amended and Restated Services Addendum, between DPI and Discover Bank, dated as of August 15, 2013 (the “Agreement”) was made under my supervision.

(b)	To the best of my knowledge, based on such review, DPI has fulfilled all of its obligations in all material respects under the Agreement throughout the year ended December 31, 2014.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 18th day of March 2015.

By:	/s/ Roger C. Hochschild

Roger C. Hochschild,
President

Discover Products Inc.
Servicing Party of
Discover Card Master Trust I